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                                                                    EXHIBIT 99.1



         FOR IMMEDIATE RELEASE
         ---------------------
         CALIBER COMPANY CONTACT:

         Robin L. Wolfgang/
Gillian B. Pommerehn
(410) 843-1078
ROBIN.WOLFGANG@CALIBER.COM


         CALIBER LEARNING NETWORK FILES FIRST QUARTER FINANCIAL RESULTS


                            -INTERIM FUNDING EXPECTED
                           -POSSIBLE NASDAQ DELISTMENT


BALTIMORE, MD (MAY 22, 2001) - Caliber Learning Network (NASDAQ: CLBR), a leading provider of eLearning infrastructure for strategic corporate initiatives, today in filing its 10-Q announced that it has been advised by the Nasdaq Stock Market that the Company has failed to comply with the minimum bid price requirement for continued listing on the Nasdaq National Market as set forth in Marketplace Rule 4450(a)(5).

The Company has failed to maintain a minimum bid price for its common stock of $1.00 over a period of 30 consecutive trading days. Under Marketplace Rule 4310
(c)(8)(b), Caliber is provided until July 30, 2001, to regain compliance by maintaining a bid price of at least $1.00 for a minimum of ten consecutive trading days on or before July 30, 2001. If the Company fails to regain compliance with the Rule during the allotted time, Nasdaq will provide the Company with notice that its common stock will be delisted from the Nasdaq National Market.

The Company further disclosed that it is currently unable to meet its principal and interest obligations on certain debt and capital lease obligations as well as other outstanding obligations. The Company is currently negotiating with existing creditors and potential investors to structure a plan that would allow it to continue operations through cash flow breakeven.

In moves to regain momentum, the Company has received proposed terms for short-term debt financing of $750,000 from Sylvan Learning Systems (NASDAQ:
SLVN). The terms are subject to Board of Directors approval and definitive documentation. The debt will bear interest at ten percent and will be secured by all assets of the Company. This funding is projected to sustain day-to-day operations and delivery of the Company's services into the latter part of June 2001. Given recent developments described in this press release and the 10-Q filed today with the SEC, the Company believes that its previous financial guidance is not reliable and is not issuing any further guidance at this time.

                                     -MORE-
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"The Company is continuing its efforts to seek long-term financing. Our goal is to ensure that we achieve economic stability in the near future," said Mark Yanson, Chief Financial Officer, Caliber. "Additional measures to improve liquidity include reduction in operational expenses by the elimination of approximately 35 percent of our overall workforce. This reduction is necessary to scale the workforce to the current lower expected revenues in 2001. We are confident that these changes will not affect the degree of quality service that our customers have come to expect from Caliber."



ABOUT CALIBER LEARNING NETWORK, INC.
Caliber (NASDAQ: CLBR) is a leading provider of eLearning infrastructure for strategic corporate initiatives. Its interactive eLearning is delivered either live or OnDemand directly to individual workstations, anytime, anywhere or through a network of classroom-style learning centers. Caliber enables Global 2000 companies to increase the reach and reduce the cost of traditional training programs through a host of services, including Internet, Intranet and digital satellite. Founded in 1996 and headquartered in Baltimore, Caliber has production facilities and Internet-ready learning centers throughout North America and Europe. For more information, visit WWW.CALIBER.COM.

SAFE HARBOR LANGUAGE: THIS RELEASE INCLUDES INFORMATION THAT COULD CONSTITUTE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS ENCOMPASSED WITHIN THE FORWARD-LOOKING STATEMENTS.


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